                                                                      EXHIBIT 20
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[FARMERS & MERCHANTS BANCORP, INC. LOGO]



















                             REPORT TO SHAREHOLDERS
                                 THIRD QUARTER
                               SEPTEMBER 30, 2004

















                              a tradition of value










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
MESSAGE FOR MANAGEMENT


October 20, 2004

Dear Shareholders:

Enclosed is your regular quarterly dividend of $.45 per share payable October 20, 2004, to shareholders of record September 10, 2004, along with the first nine months Statement of Operations. Profits for the first nine months have been strong and with your continued support and the efforts of our employees, we hope to maintain this performance for the rest of the year.

After three years of historically low interest rates, with recent increases of the prime rate by 75 basis points, they have now begun to rise. An increase of 50 more basis points is expected by the first quarter of next year in The Federal Reserve's effort to keep inflation under control. The need for loans continues and remains very competitive. The increase in the Federal Funds rate is not having a negative impact on loan demand. The balance of the year will remain very challenging; however, as always, we remain optimistic. We look forward to maintaining our goals of sound, stable growth.

We are very pleased to announce that Daniel W. Schutt joined the bank as of July 15, 2004 as Executive Vice President and Chief Loan Administrator. Dan and his wife Rebecca live in Antwerp, Ohio having always resided in Northwest Ohio. Please stop in the Main Office and introduce yourself to Dan at your convenience. We are very pleased to have Dan as the newest member of the F & M family.

Once again our Agricultural Staff purchased livestock at the Northwest Ohio County Fairs (Fulton, Henry, Williams and Defiance) as well as the Hillsdale and Lucas County Fairs. We are always pleased to show our support for our youth in the agricultural field.

The directors, officers and staff thank you for your support and extend to you our best wishes for the rest of the year.

Sincerely,


/s/ Joe E. Crossgrove
Joe E. Crossgrove
President/CEO



DIRECTORS AND OFFICERS OF
FARMERS & MERCHANTS BANCORP, INC.

DIRECTORS

EUGENE D BERNATH
      Chairman of the Board
      The Farmers & Merchants State Bank
DEXTER L. BENECKE
      President, Viking Trucking
      Vice President, SanJan, Inc.
JERRY L. BOYERS
      President, Edifice Construction Management
JOE E. CROSSGROVE
      President & Chief Executive Officer
      The Farmers & Merchants State Bank
STEVEN A. EVERHART
      Secretary/Treasurer, MCB Holding, Inc.
ROBERT G. FREY
      President, E.H. Frey & Sons, Inc.
      President, Yoder & Frey, Inc.
JACK C. JOHNSON
      President, Hawk's Clothing, Inc.
      Partner, REJO Partnership
DEAN E. MILLER
      President, MBC Holdings, Inc.
ANTHONY J. RUPP
      President, Rupp Furniture Co.
DAVID P RUPP, JR.
      Attorney, Plassman, Rupp, Hensal, Short & Hagans
JAMES C. SANEHOLTZ
      President, Saneholtz-McKarns,Inc.
KEVIN J. SAUDER
      President & CEO, Sauder Woodworking Company
MERLE J. SHORT
      President, Promow, Inc.
STEVEN J. WYSE
      President, SteelinQ Systems, Inc.

OFFICERS

EUGENE D. BERNATH
      Chairman of the Board
JOE E. CROSSGROVE
      President, Chief Executive Officer & Treasurer
DEAN E. MILLER
      Vice Chairman of the Board
DAVID P. RUPP, JR.
      Vice President
BARBARA J. BRITENRIKER
      Chief Financial Officer
CAROL J. ENGLAND
      Secretary
LYDIA A. HUBER
      Assistant Secretary
DAVID W. KOWALSKI
      Senior Auditor

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                           CONSOLIDATED BALANCE SHEET
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
                                                 SEPTEMBER 30,      DECEMBER 31,     SEPTEMBER 30,
                                                     2004              2003              2003
                                                 -------------------------------------------------
                                                        (UNAUDITED) (DOLLARS IN THOUSANDS)
ASSETS:
Cash and due from banks                            $ 15,397          $ 18,873          $ 15,531
Interest Bearing Deposits in Other Banks              1,740               662               608
Investment Securities
     U.S. Treasury                                    2,913             6,637             2,823
     U.S. Government Agencies                       106,631           111,011           113,212
     State & Political Subdivisions                  56,350            51,016            53,297
     All Others                                       3,617             2,028             1,973
Federal Funds Sold & Securities Purchased
     Under Agreement to Resell                            0                 0                 0
Loans & Leases                                      488,784           480,339           489,928
Bank Premises and Equipment                          15,520            15,874            15,906
Accrued Interest and Other Assets                    14,539            19,263            18,526
                                                   --------          --------          --------
TOTAL ASSETS                                       $705,491          $705,703          $711,804

LIABILITIES:
Deposits
     Non-interest bearing                            47,953            50,710            42,623
     Interest bearing                               530,708           524,356           528,553
Federal Funds Purchased & Securities Sold
     Under Agreement to Repurchase                   21,664            27,319            29,531
Other Borrowed Money                                 23,248            24,374            27,139
Accrued Interest and Other Liabilities                3,637             4,088            10,290
                                                   --------          --------          --------
TOTAL LIABILITIES                                  $627,210          $630,847          $638,136

SHAREHOLDER'S EQUITY:
Common Stock, no par value -
     Authorized 1,500,000 shares;
     issued 1,300,000 shares                         12,677            12,677            12,677
Undivided Profits                                    64,629            60,196            58,831
Accumulated other comprehensive income                  975             1,983             2,160
                                                   --------          --------          --------
TOTAL SHAREHOLDER'S EQUITY                           78,281            74,856            73,668
                                                   --------          --------          --------
TOTAL LIABILITIES &
     SHAREHOLDER'S EQUITY                          $705,491          $705,703          $711,804

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       CONSOLIDATED STATEMENT OF EARNINGS
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
                                                                THIRD QUARTER    THIRD QUARTER      NINE MONTHS        NINE MONTHS
                                                               ENDED SEPT. 30,  ENDED SEPT. 30,   ENDED SEPT. 30,    ENDED SEPT. 30,
                                                                    2004              2003              2004               2003
                                                              ----------------------------------  ----------------------------------
                                                              (UNAUDITED) (DOLLARS IN THOUSANDS)  (UNAUDITED) (DOLLARS IN THOUSANDS)
Interest income                                                   $  9,249          $ 10,182          $ 27,920           $ 31,268
Interest expense                                                     2,759             3,361             8,284             11,297
                                                                  --------          --------          --------           --------

Net Interest Income                                                  6,490             6,821            19,636             19,971
Provision for loan losses                                              150               675               941              5,373
                                                                  --------          --------          --------           --------
Net interest income after provision for loan losses                  6,340             6,146            18,695             14,598

Non interest income                                                  1,374             1,589             3,866              5,033
Non interest expense                                                 4,644             4,044            13,744             12,380
Income tax expense                                                     929             1,100             2,629              1,691
                                                                  --------          --------          --------           --------
NET INCOME                                                           2,141             2,591             6,188              5,560
Net income per share based on 1,300,000 outstanding shares        $   1.65          $   1.99          $   4.76           $   4.28
                                                                  ========          ========          ========           ========
Other comprehensive income, net of tax: Unrealized gains
(losses) on loans and securities held as available for sale          1,397            (1,529)           (1,008)            (1,556)
Comprehensive Income                                              $  3,538          $  1,062          $  5,180           $  4,004




 "This Statement has not been reviewed, or confirmed for accuracy or relevance, by the Federal Deposit Insurance Corporation."

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
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FARMERS & MERCHANTS BANCORP, INC.
--------------------------------------------------------------------------------
                                    ARCHBOLD
             Main Office                              Woodland Office
        307-11 N. Defiance St.                      1313 S. Defiance St.
         Archbold, Ohio 43502                       Archbold, Ohio 43502
            (419)466-2501                              (419)446-2531
                               Operations Center
                               620 S. Clyde's Way
                              Archbold, Ohio 43502
                                 (419)446-2501

                                    WAUSEON

          North Shoop Office                          Downtown Office
          1130 N. Shoop Ave.                         119 N. Fulton St.
         Wauseon, Ohio 43567                        Wauseon, Ohio 43567
            (419)337-2010                              (419)337-3085

                                     BRYAN

           East High Office                         SouthTowne Office
           929 E. High St.                          1000 S. Main St.
          Bryan, Ohio 43506                         Bryan, Ohio 43506
            (419)636-9011                             (419)636-6104



              STRYKER                                   WEST UNITY
         300 S. Defiance St.                        200 W. Jackson St.
         Stryker, Ohio 43557                      West Unity, Ohio 43570
           (419)682-3411                              (419)924-2321



               DELTA                                     NAPOLEON
            101 Main St.                             2255 N. Scott St.
         Delta, Ohio 43515                          Napoleon, Ohio 43545
           (419)822-9510                               (419)592-2077


                                   MONTPELIER

        West Main Office                               Eastside Office
         225 W. Main St.                              1150 E. Main St.
     Montpelier, Ohio 43543                         Montpelier, Ohio 43543
          (419)485-8387                                 (419)485-1363


             SWANTON                                      DEFIANCE
       7 Turtle Creek Circle                          1175 Hotel Drive
        Swanton, Ohio 43558                         Defiance, Ohio 43512
          (419)825-3339                                 (419)782-9421




[FARMERS & MERCHANTS BANCORP, INC. LOGO]